UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2026

REALLOYS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41051	3129394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7280 W. Palmetto Park Rd., Suite 302N Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

972-726-9203
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALOY	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2026, REalloys Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Clear Street LLC (the “Representative”), as the representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 2,702,702 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The public offering price per Share was $18.50 and the Underwriters purchased the Shares pursuant to the Underwriting Agreement at a price per Share of (i) $17.39 in connection with 2,349,037 Shares sold to investors sourced by the Underwriters and (ii) $18.2225 for 353,665 Shares sold to investors sourced by the Company. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 396,963 shares of the Common Stock on the same terms as the Shares sold in the Offering. The Offering is expected to close on or about March 9, 2026 (the “Closing Date”).

Aggregate gross proceeds from the Offering are expected to be approximately $50 million, before deducting underwriting discounts and commissions and estimated expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Underwriting Agreement additionally contains customary representations, warranties and covenants made by the Company, including an agreement by the Company that the Company may not, without the prior written consent of the Representative, assign, transfer, pledge, contract to sell, establish an open “put equivalent position”, or otherwise dispose of, or announce the offering of, or submit or file any registration statement, prospectus or prospectus supplement in respect of, any Shares, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock until 60 days following the date of the Underwriting Agreement, subject to certain exceptions. In addition, the Company granted Clear Street LLC the right to participate with respect to any of the Company’s public or private offering of equity, equity-linked or debt securities, a debt or debt-like financing, or a restructuring transaction, for a period of 180 days after closing of the Offering.

The Underwriting Agreement also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-284626), filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2025, and declared effective on February 10, 2025, a base prospectus dated February 10, 2025, and a prospectus supplement dated March 5, 2026, and related registration statement on Form S-3 (File No. 333-294073), filed with the SEC on March 5, 2026 and effective upon filing. The foregoing descriptions of the material terms of the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion, including the related consent, of Haynes and Boone, LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 7.01 Regulation FD.

On March 5, 2026, the Company issued a press release announcing the launch of the Offering. On March 6, 2026, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 are being furnished hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*+	Underwriting Agreement, dated March 5, 2026, by and between REalloys Inc. and Clear Street LLC
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
99.1	Press Release, dated March 5, 2026 (furnished pursuant to Item 7.01)
99.2	Press Release, dated March 6, 2026 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALLOYS INC.

Date: March 9, 2026	By:	/s/ Leonard Sternheim
	Name:	Leonard Sternheim
	Title:	President and Chief Executive Officer

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